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(NASTECH LOGO)


           NASTECH PHARMACEUTICAL COMPANY ANNOUNCES MANAGEMENT CHANGE

BOTHELL, WASH., SEPT. 8, 2005 - Nastech Pharmaceutical Company Inc. (Nasdaq:
NSTK), a leader in molecular biology-based drug delivery products and technologies, today announced that Gregory Weaver, Chief Financial Officer, has resigned to pursue other opportunities. Philip Ranker, currently Vice President of Finance for Nastech, will serve as interim Chief Financial Officer and Corporate Secretary, effective immediately.

"We thank Greg for his commitment and valuable service to Nastech over the past three years," said Steven C. Quay, M.D., Ph.D., Chairman, President and CEO of Nastech. "During this period, Nastech has experienced tremendous growth while building financial stability, and has developed a strong pipeline of products and partnerships. We are confident that Phil's wealth of experience in finance and the pharmaceutical industry will enable him to successfully direct our financial strategy."

Phil Ranker has, for over a year, been an integral part of Nastech's financial organization and growth in his role as Vice President of Finance. Mr. Ranker has more than 18 years of experience in finance within the biotechnology and pharmaceutical industries. Prior to joining Nastech, he served as the Director of Finance for ICOS Corporation for three years. Mr. Ranker previously served in various financial management positions during a 15-year career at Sanofi-Aventis, including Senior Finance Director. Mr. Ranker was also employed by Peat Marwick (KPMG) where he conducted financial and operational audits for pharmaceutical companies and is a CPA.

Additionally, Bruce York, who has served at Nastech in the capacity of Senior Director of Accounting and Corporate Controller for over a year, will become interim Chief Accounting Officer and Assistant Corporate Secretary. Mr. York served as VP of Finance, CFO and Corporate Secretary of Cellular Technical Services, Inc. for five years and has more than 13 years experience in the biotechnology and medical device industry. Mr. York has served as Director of Finance for both Cell Therapeutics, Inc. and Physio-Control International (Medtronic, Inc.). Mr. York was also employed for approximately 9 years at Price Waterhouse, most recently as Senior Tax Manager, and is a CPA.

ABOUT NASTECH

We are a pharmaceutical company developing innovative products based on proprietary molecular biology-based drug delivery technologies. We and our collaboration partners are developing products for multiple therapeutic areas including inflammatory conditions, obesity and osteoporosis. Additional information about Nastech is available at http://www.nastech.com.

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NASTECH FORWARD LOOKING STATEMENT

Statements made in this press release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Nastech to obtain additional funding;
(ii) the ability of Nastech to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) Nastech's and/or a partner's ability to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) Nastech's and/or a partner's ability to obtain required governmental approvals; and (v) Nastech's and/or a partner's ability to develop and commercialize products that can compete favorably with those of competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Nastech's most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. Nastech assumes no obligation to update and supplement forward-looking statements because of subsequent events.

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CONTACT:

NASTECH
Ed Bell
Senior Investor Relations Manager
(425) 908-3639
ir@nastech.com

NOONAN RUSSO
Matthew Haines (Investors and Media)
(212) 845-4235